UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of report (Date of earliest event reported): August 4, 2016

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	The Company is not currently subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, but has agreed under the terms of a shareholders’ agreement and certain of its debt instruments to make filings voluntarily on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2016, the Company’s shareholders approved and adopted the Third Amended and Restated Memorandum and Articles of Association, which is attached as Exhibit 3.1 hereto and incorporated by reference herein in its entirety (the “New Articles”). The information contained in Item 5.07 below is incorporated by reference herein.

Below is a summary of how the New Articles differ from the Second Amended and Restated Memorandum and Articles of Association (the “Prior Articles”). The following is a summary only and is qualified in its entirety by the full text of the New Articles attached as Exhibit 3.1 hereto.

Transferability of Shares

The Prior Articles subjected the transfer of shares by our shareholders to the consent of the Board and allowed the Board to exercise absolute discretion in refusing to register a transfer of shares. The New Articles allow shareholders to transfer shares without the consent of the Board and prohibits the Board from refusing to register a transfer of shares.

Requirement to Hold Annual General Meeting

The Prior Articles did not require the Company to hold an annual general meeting and specified the second Wednesday in December as the default date for such a meeting. The New Articles require that an annual general meeting be held each year and specify that, by default, such meeting be held during the month of May.

Notice Requirements for General Meetings

The Prior Articles required a minimum of 5 calendar days’ notice for any general meeting. The New Articles require a minimum of 10 and a maximum of 60 calendar days’ notice and add the requirement that such notice be in writing.

The New Articles clarify the required content in notices of general meetings and add procedures for the delivery of such notices to the shareholders. The New Articles require that notices of general meetings specify the matters intended for presentation and, in the case of annual general meetings, the name of any nominee whom the Board intends to present for election to the Board. The New Articles also require that notices specify any intention to propose a special resolution.

The New Articles provide that no business may be transacted at general meetings of shareholders other than business specified in the notice of the meeting, which is otherwise properly brought at the direction of our board of directors or, in the case of an annual general meeting, relates to the nomination for election of a director made by our shareholders.

The Board of Directors

The New Articles add procedures and requirements for a member to nominate a director including (i) the requirements for such nomination to be considered timely, (ii) the information to be provided regarding the proposed nominee and (iii) the information to be provided regarding the nominating member.

The Prior Articles did not limit the size of the Board and allowed the Board to appoint additional directors. The New Articles limit the size of the Board to a maximum of seven directors and limit the Board’s authority to appoint persons as directors other than to fill a vacancy.

The New Articles provide that the directors shall be appointed or elected (i) until the time of the 2016 annual general meeting by the existing directors, (ii) at the annual general meeting in 2016 by our shareholders and (iii) at each subsequent annual general meeting by the shareholders for a term of office to expire at the next annual general meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 4, 2016, Vantage Drilling International (the “Company”) held an Extraordinary General Meeting (the “Meeting”). At the Meeting, the shareholders of the Company voted on a special resolution that the Prior Articles be amended and restated by the deletion in their entirety and the substitution in their place of the New Articles in substantially the same form as attached to the Notice of Extraordinary General Meeting of the Company dated July 15, 2016 (the “Special Resolution”). The Special Resolution was approved at the Meeting. The number of the shares that were voted for, voted against, or abstained from voting on the approval of the Special Resolution were as follows:

Shares
For	3,370,472
Against	524,604
Abstain	227,012

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

3.01	Third Amended and Restated Memorandum and Articles of Incorporation of the Company effective as of August 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2016

VANTAGE DRILLING INTERNATIONAL

/S/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.01	Third Amended and Restated Memorandum and Articles of Incorporation of the Company effective as of August 4, 2016